                                                                       Exhibit 4

                          INVESTMENT ADVISORY AGREEMENT

          AGREEMENT made this ___ day of February, 2004 by and between MASTER INFLATION PROTECTED TRUST, a Delaware statutory trust (the "Trust"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as the "Adviser").

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

          WHEREAS, the Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

          WHEREAS, the Trust desires to retain the Adviser to render management and investment advisory services to the Trust in the manner and on the terms hereinafter set forth; and

          WHEREAS, the Adviser is willing to provide management and investment advisory services to the Trust on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Adviser hereby agree as follows:

                                    ARTICLE I

                              DUTIES OF THE ADVISER

                              ---------------------

          The Trust hereby employs the Adviser to act as an investment manager and investment adviser of the Trust and to furnish or arrange for affiliates to furnish, the management and investment advisory services described below, subject to policies of, review by and overall control of the Board of Trustees of the Trust (the "Trustees"), for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Adviser and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

          (a) Management Services. The Adviser shall perform, or arrange for the performance by affiliates of, the management and administrative services necessary for the operation of the Trust, including administering shareholder accounts and handling shareholder relations. The Adviser shall provide the Trust with office space, equipment and facilities and such other services as the Adviser, subject to review by the Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Adviser shall also, on behalf of the Trust, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Adviser shall generally monitor the Trust's compliance with investment policies and restrictions as set forth in the current registration statement relating to the Trust under the Investment Company Act (the "Registration Statement"). The Adviser shall make reports to the Trustees of its performance of the obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Trust as it shall determine to be desirable.

          (b) Investment Advisory Services. The Adviser shall provide (or arrange for affiliates to provide) the Trust with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Trust, shall furnish continuously an investment program for the Trust and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Trust shall be held in the various securities in which the Trust invests, options, futures, options on futures or cash, subject always to the restrictions set forth in the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Trust's investment objective, investment policies and investment restrictions as the same are set forth in the Prospectus and Statement of Additional Information. The Adviser shall also make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Trust's portfolio securities shall be exercised. Should the Trustees at any time, however, make any definite determination as to investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of the Trust, all actions that it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Trust's account with brokers or dealers selected by it, and to that end, the Adviser is authorized as the agent of the Trust to give instructions to the custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Trust, the Adviser is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Trustees as set forth in the prospectus and statement of additional information that form a part of the Trust's Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Adviser may select brokers or dealers with which it or the Trust is affiliated.

          (c) Affiliated Sub-Advisers. In carrying out its responsibilities hereunder, the Adviser may employ, retain or otherwise avail itself of the services of other persons or entities, including, without limitation, affiliates of the Adviser, on such terms as the Adviser shall determine to be necessary, desirable or appropriate. However, if the Adviser chooses to retain or avail itself of the services of another person or entity to manage assets of the Trust, such other person or entity must be (i) an affiliate of the Adviser, (ii) retained at the Adviser's own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement, and the Adviser shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Adviser's duties hereunder.

          (d) Notice Upon Change in Partners of Adviser. The Adviser is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Adviser will notify the Trust of any change in the membership of the partnership within a reasonable time after such change.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

                       ----------------------------------

          (a) The Adviser. The Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Trust and all Trustees who are affiliated persons of the Adviser.

          (b) The Trust. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust (except for the expenses paid by FAM Distributors, Inc. (the "Distributor")), including, without limitation: organizational cost, redemption expenses, expenses of portfolio transactions, expenses of registering shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports, stock certificates (if any), prospectuses and statements of additional information, Securities and Exchange Commission fees, interest, taxes, custodian and transfer agency fees, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Adviser, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other expenses properly payable by the Trust. It is also understood that the Trust shall reimburse the Adviser for its costs, if any, in providing accounting services to the Trust. The Distributor will pay certain of the expenses of the Trust incurred in connection with the continuous offering of Trust shares.

                                   ARTICLE III

                           COMPENSATION OF THE ADVISER

                           ---------------------------

          (a) Investment Management Fee. For the services rendered, the facilities furnished and expenses assumed by the Adviser, the Trust shall pay to the Adviser at the end of each calendar month a fee at the annual rate of 0.25% of the average daily net assets of the Trust commencing on the day following effectiveness hereof, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above.

          (b) Fee Payment. Payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by Article III(a) above. During any period when the determination of net asset value is suspended by the Board of Trustees, the average net asset value of a share for the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

          (c) Expense Limitations. In the event the operating expenses of the Trust, including amounts payable to the Adviser pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Trust imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Adviser shall reduce its management fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Trust in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Trust. Whenever the expenses of the Trust exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the management fee due to the Adviser. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Adviser's fee shall be applicable.

                                   ARTICLE IV

                     LIMITATION OF LIABILITY OF THE ADVISER

                     --------------------------------------

          The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Adviser" shall include any affiliates of the manager performing services for the Trust contemplated hereby and the partners, shareholders, directors, officers and employees of the Adviser and such affiliates.

                                    ARTICLE V

                            ACTIVITIES OF THE ADVISER

                            -------------------------

          The services of the Adviser to the Trust are not to be deemed to be exclusive, and the Adviser and any person controlled by or under common control with the Adviser (for purposes of Article V referred to as "affiliates") is free to render services to others. It is understood that Trustees, officers, employees and shareholders of the Trust are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners and shareholders or otherwise and that the Adviser and the directors, officers, employees, partners and shareholders of the Adviser and its affiliates are or may become similarly interested in the Trust as shareholders or otherwise.

                                   ARTICLE VI

                    DURATION AND TERMINATION OF THIS CONTRACT

                    -----------------------------------------

          This Agreement shall become effective as of the date first written above and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Trustees, or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities of the Trust, or by the Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                   ARTICLE VII

                          AMENDMENTS OF THIS AGREEMENT

                          ----------------------------

          This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding voting securities of the Trust, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          DEFINITIONS OF CERTAIN TERMS

                          ----------------------------

          The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Investment Company Act.

                                   ARTICLE IX

                                  GOVERNING LAW

                                  -------------

          This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                    ARTICLE X

                     LIMITATION OF OBLIGATIONS OF THE TRUST

                     --------------------------------------

          The obligations of the Trust shall be limited to the assets of the Trust, shall be separate from the obligations of any other series of the Trust, and any one series of the Trust shall not be liable for the obligations of any other series of the Trust.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                        MASTER INFLATION PROTECTED TRUST


                                        By: Terry K. Glenn

                                            ------------------------------------
                                            Name: Terry K. Glenn
                                            Title: President

                                        FUND ASSET MANAGEMENT, L.P.


                                        By: PRINCETON SERVICES, INC.,
                                            its General Partner

                                       By:

                                            ------------------------------------
                                            Name:
                                            Title: